Exhibit 2.1

NXGEN BRANDS, INC. Restated 2. The articles are: (mark only one box) Amended and Restated Please entitle your attached articles "Restated" or "Amended and Restated," accordingly. 3. Indicate what changes have been made by checking the appropriate box:* No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles or certificate have been amended as follows: (provide article numbers, if available) Other Articles: Additional Articles have been added and all articles amended for correct wording throughout in order to bring corporation up to date. 4. Effective date and time of filing: (optional) Date: Time: (must not be later than 90 days after the certificate is filed) *This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. page 1 of 1 FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation (Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250) (This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited - Liability Companies, Certificates of Limited Partnership, Limited - Liability Limited Partnerships and Business Trusts) 1.Name of Nevada entity as last recorded in this office: Filed in the Office of Secretary of State State Of Nevada Business Number C26111 - 2003 Filing Number 20233392350 Filed On 08/03/2023 13:06:23 PM Number of Pages 28

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

NxGen Brands, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.                  The original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on October 23rd, 2003.

3.                  These Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation on July 26th, 2023.

4.                  The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NXGEN BRANDS, INC.

ARTICLE I. NAME

The name of the corporation is NXGEN BRANDS, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Nevada is Registered Agents Inc., 401 Ryland Street, Suite 200-A, Reno, NV, 89502 in the State of Nevada.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Law.

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ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preference Series Stock" (hereafter known as “Preferred”) and "Common Stock" (hereafter known as “Common”). The total number of shares of authorized shares to be issued is Five Hundred and Seven Million (507,000,000). The number of Preferred shares allocated from the authorized shares is to be Seven Million (7,000,000). The number of Common shares allocated from the authorized shares is to be Five Hundred Million (500,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share.

(A)               Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law.

(B)                The designations of the Corporation’s Preferred Stock, as further outlined in the Certificates of Designation(s) are as follows:

(1)                Designation of Series A Preferred Stock. Two Million (2,000,000) of the Corporation’s authorized shares are hereby designated as to be issued for Preferred Series A Stock (the “Series A Preferred Stock”) having the following characteristics:

(i)                 The Series A Preferred Stock shall entitle the holders the right to vote, either together with holders of the Corporation’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred Stock relative to the shares of the Corporation’s common stock;

(ii)                Each share of Series A Preferred Stock shall have the equivalent of five hundred (500) votes of common stock per one (1) share of preference A stock issued.

(iii)               In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Preferred A Stock shall not be entitled to receive any of the assets of the Corporation;

(iv)               Shall be redeemed by the Corporation at the option of the corporation for one dollar ($0.01) per share of Series A Preferred Stock so held

(v)                Shall be able to vote to file a new certificate of designation and amend the terms of the series by majority shareholder action of all votes of the series; and

(vi)               Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and

(vii)              Shall convert such Preferred A Stock into the Corporation’s common stock on a 1:1 basis at the option of the Corporation.

(2)                Designation of Series B Preferred Stock. Five Million (5,000,000) of the Corporation’s authorized shares are hereby designated as to be issued for Preferred Series B Stock (the “Series B Preferred Stock”) having the following characteristics:

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(i)                 The Series B Preferred Stock shall have no voting rights;

(ii)                In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Preferred B Stock shall not be entitled to receive any of the assets of the Corporation;

(iii)               Shall not be redeemed by the Corporation or the Holder at any time;

(iv)              Shall entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation at the option of the corporation until converted at which time they are no longer entitled to dividends and the holders of this converted stock shall waive their right to dividends;

(v)                Shall be able to vote to file a new certificate of designation and amend the terms of the series by majority shareholder action of all votes of the series; and

(vi)              Shall convert such Preferred B Stock into the Corporation’s common stock after being held for a minimum of one full year at a ratio of five (5) common shares for each Preference B Series share held at the option of the Corporation only.

(C)               Additional Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of additional shares of Preferred Stock in one or more series, and by filings pursuant to the applicable laws of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1)	The number of shares constituting that Series and distinctive designation of that series;

(2)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights

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(4)	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5)	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8)	Any other relative or participation rights, preferences and limitations of that series;

(9)	If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

ARTICLE V. BOARD OF DIRECTORS

(A)               Number. The minimum number of directors shall be one (1) and the maximum five (5) and the number of directors constituting the entire Board shall be as amended and fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The term 'entire board' shall mean the total of those serving and voted into position.

(B)                Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C)                The election of directors will be for three (3) years from the date of appointment and need not be by written ballot.

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ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Nevada law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE VIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Chief Executive Officer of NxGen Brands, Inc. pursuant to the laws of the State of Nevada, certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July 26, 2023.

CORPORATION AMENDED AND RESTATED ARTICLES OF IN NxGen Brands, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows: 1. The original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on October 23 rd , 2003. 3. These Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation on July 26 th , 2023. 4. The text of the Amended and Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows: AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NXGEN BRANDS, INC. ARTICLE I. NAME The name of the corporation is NXGEN BRANDS, INC. (the “Corporation”). ARTICLE II. REGISTERED OFFICE The name and address of the Corporation’s registered office in the State of Nevada is Registered Agents Inc., 401 Ryland Street, Suite 200 - A, Reno, NV, 89502 in the State of Nevada. ARTICLE III. PURPOSE The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Law. ARTICLE IV. CAPITAL STOCK The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preference Series Stock" (hereafter known as “Preferred”) and "Common Stock" (hereafter known as “Common”). The total number of shares of authorized shares to be issued is Five Hundred and Seven Million (507,000,000). The number of Preferred shares allocated from the authorized shares is to be Seven Million (7,000,000). The number of Common shares allocated from the authorized shares is to be Five Hundred Million (500,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.0001 per share. Filed in the Office of Secretary of State State Of Nevada Business Number C26111 - 2003 Filing Number 20233392350 Filed On 08/03/2023 13:06:23 PM Number of Pages 28 1

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2 (A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law. (B) The designations of the Corporation’s Preferred Stock, as further outlined in the Certificates of Designation(s) are as follows: (1) Designation of Series A Preferred Stock . Two Million ( 2 , 000 , 000 ) of the Corporation’s authorized shares are hereby designated as to be issued for Preferred Series A Stock (the “Series A Preferred Stock”) having the following characteristics : (i) The Series A Preferred Stock shall entitle the holders the right to vote, either together with holders of the Corporation’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred Stock relative to the shares of the Corporation’s common stock; (ii) Each share of Series A Preferred Stock shall have the equivalent of five hundred (500) votes of common stock per one (1) share of preference A stock issued. (iii) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Preferred A Stock shall not be entitled to receive any of the assets of the Corporation; (iv) Shall be redeemed by the Corporation at the option of the corporation for one dollar ($0.01) per share of Series A Preferred Stock so held (v) Shall be able to vote to file a new certificate of designation and amend the terms of the series by majority shareholder action of all votes of the series; and (vi) Shall not entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation; and (vii) Shall convert such Preferred A Stock into the Corporation’s common stock on a 1:1 basis at the option of the Corporation. (2) Designation of Series B Preferred Stock . Five Million ( 5 , 000 , 000 ) of the Corporation’s authorized shares are hereby designated as to be issued for Preferred Series B Stock (the “Series B Preferred Stock”) having the following characteristics : DocuSign Envelope ID: 12B91BD9 - 9EB5 - 465B - 80A2 - CA006028E5B7

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3 (i) The Series B Preferred Stock shall have no voting rights; (ii) In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, the holder(s) of the Preferred B Stock shall not be entitled to receive any of the assets of the Corporation; (iii) Shall not be redeemed by the Corporation or the Holder at any time; (iv) Shall entitle the holder(s) thereof to receive dividends, whether in cash, property, or in securities of the Corporation at the option of the corporation until converted at which time they are no longer entitled to dividends and the holders of this converted stock shall waive their right to dividends; (v) Shall be able to vote to file a new certificate of designation and amend the terms of the series by majority shareholder action of all votes of the series; and (vi) Shall convert such Preferred B Stock into the Corporation’s common stock after being held for a minimum of one full year at a ratio of five (5) common shares for each Preference B Series share held at the option of the Corporation only. (C) Additional Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of additional shares of Preferred Stock in one or more series, and by filings pursuant to the applicable laws of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (1) The number of shares constituting that Series and distinctive designation of that series; (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; DocuSign Envelope ID: 12B91BD9 - 9EB5 - 465B - 80A2 - CA006028E5B7

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Written Consent of the Board of Directors of NxGen Brands, Inc.

Jul 14 2023

The undersigned, being the directors of NxGen Brands, Inc. a Nevada Corporation, hereby consent to the following actions:

WHEREAS, the Board of Directors of the Corporation deems it advisable to change the certificate of designation for the Preference A Series stock to the following:

Class A Preferred: Authorized 2,000,000, $0.0001 par value. Convertible to Common on a 1:1 basis

Voting on a 500 votes per 1 share held basis

Callable: At the discretion of the company at $0.01 per share

RESOLVED that the Board of Directors of the Corporation deems it advisable to change the certificate of designation for the Preference A Series stock to the following:

Class A Preferred: Authorized 2,000,000, $0.0001 par value. Convertible to Common on a 1:1 basis Voting on a 500 votes per 1 share held basis

Callable: At the discretion of the company at $0.01 per share

4 (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine ; (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series; (8) Any other relative or participation rights, preferences and limitations of that series; (9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock. ARTICLE V. BOARD OF DIRECTORS (A) Number. The minimum number of directors shall be one (1) and the maximum five (5) and the number of directors constituting the entire Board shall be as amended and fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The term 'entire board' shall mean the total of those serving and voted into position. (B) Vacancies . Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose . (C) The election of directors will be for three (3) years from the date of appointment and need not be by written ballot. ARTICLE VI. BYLAWS In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. ARTICLE VII. LIABILITY DocuSign Envelope ID: 12B91BD9 - 9EB5 - 465B - 80A2 - CA006028E5B

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To the fullest extent permitted by Nevada law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. ARTICLE VIII. STOCKHOLDER MEETINGS Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. I, THE UNDERSIGNED, being the Chief Executive Officer of NxGen Brands, Inc. pursuant to the laws of the State of Nevada, certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of July 26, 2023. Joseph Lawanson, Chief Executive Officer DocuSign Envelope ID: 12B91BD9 - 9EB5 - 465B - 80A2 - CA006028E5B7 5

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AMENDED AND RESTATED BYLAWS

OF

NXGEN BRANDS, INC.

a Nevada Corporation

Adopted by Resolution dated July 26th 2023

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ARTICLE 4. OFFICERS	6
4.1. Number	6
4.2. Appointment and Term of Office	7
4.3. Removal	7
4.4. Resignation	7
4.5. Authority and Duties of Officers	7
4.5.(a) President	7
4.5.(b) Vice-President	7
4.5.(c) Secretary	8
4.5.(d) Treasurer	8
4.6. Salaries	8

ARTICLE 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES	8
5.1 Indemnification of Directors and Officers	8
5.1.(a) Determination and Authorization	8
5.1.(b) Standard of Conduct	8
5.1.(c) No Indemnification in Certain Circumstances	9
5.1.(d) Indemnification in Derivative Actions Limited	9
5.2. Advance of Expenses for Directors and Officers	9
5.3. Indemnification of Agents and Employees Who Are Not Directors or Officers	9
5.4. Insurance	9

ARTICLE 6. STOCK	10
6.1. Issuance of Shares	10
6.2. Certificates for Shares	10
6.2.(a) Content	10
6.2.(b) Legend as to Class or Series	10
6.2.(c) Shareholder List	10
6.2.(d) Transferring Shares	10
6.3. Shares Without Certificates	10
6.4. Registration of the Transfer of Shares	11

ARTICLE 7. MISCELLANEOUS	11
7.1. Inspection of Records by Shareholders and Directors	11
7.2. Corporate Seal	11
7.3. Amendments	11
7.4. Fiscal Year	11
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ARTICLE 1. OFFICES

1.1.              Business Offices. The principal office of the corporation shall be located in such location as the board of directors may determine from time to time. The corporation may have such other offices, either within or without Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

1.2.              Registered Office. The registered office of the corporation required to be kept by the Nevada Business Corporation Act (as it may be amended from time to time, the "Act") shall be located within the State of Nevada and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

ARTICLE 2. SHAREHOLDERS

2.1.              Annual Meeting. The annual meeting of the shareholders shall be held on such date and such time as shall be designated from time to time by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The Directors have the right to defer annual meetings for where no ‘material business’ is on the agenda. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.2.              Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or at the written request of the holders of not less than Seventy-Five percent (75%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

2.3.              Place of Meeting. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or any special meeting of the shareholders. If no designation is made by the directors, the place of meeting shall be the principal office of the Corporation. Meetings can be held virtually at the discretion of the board.

2.4.              Notice of Meeting.

2.4.(a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 5 nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

2.4.(b) Effective Date. Written notice shall be deemed to be effective at the earlier of: (1) when mailed, if addressed to the shareholder's address shown in the corporation's current record of shareholders; (2) when received; (3) five days after it is mailed; or (4) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

2.4.(c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of this section to those persons who are shareholders as of the new record date.

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2.5.              Waiver of Notice.

2.5.(a) Written Waiver. A shareholder may waive any notice required by the Act, the articles of incorporation or the bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

2.5.(b) Attendance at Meetings. A shareholder's attendance at a meeting:

(1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6.              Record Date.

2.6.(a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. If no record date is fixed by the board for the determination of shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs a consent.

2.6.(b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7.              Shareholder List. After fixing a record date for a shareholders' meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

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2.8.              Shareholder Quorum and Voting Requirements.

2.8.(a) Quorum. At any meeting of shareholders, a majority of the issued and outstanding shares of the corporation entitled to vote, either with Common and/or Preferred Series Shares, represented in person or in proxy, shall constitute a quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.8.(b) Voting Groups. If the articles of incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

2.8.(c) Shareholder Action. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and, where applicable, on a ‘fully diluted’ or ‘as converted’ basis of several classes of shares.

2.9.              Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

2.10.            Voting of Shares. Unless otherwise provided in the articles of incorporation or by applicable law, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Except as provided by specific court order, no shares of the corporation owned, directly or indirectly, by a second corporation, domestic or foreign, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting if a majority of the shares entitled to vote for the election of directors of such second corporation are held by the corporation. The prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

2.11.            Meetings by Telecommunications. Any or all shareholders may participate in an annual or special meeting by, or conduct the meeting through the use of, any means of com- munication by which all shareholders participating may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

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2.12.            Action Without a Meeting.

2.12.(a) Written Consent. Any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

2.12.(b) Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those sharehold- ers not entitled to vote and to whom the Act requires that notice of the proposed action be given. Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action and shall be posted in a location at the discretion of the Board.

2.12.(c) Effective Date and Revocation of Consents. No action taken pursuant to this section shall be effective unless all written consents on which the corporation relies for the taking of an action are received by the corporation within a 60-day period and not revoked. Such action is effective as of the date the last written consent necessary to effect the action is received, unless all of the written consents specify a later date as the effective date of the action. If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Any such writing may be received by the corporation by electronically transmitted facsimile or other form of communication providing the corporation with a complete copy thereof, including a copy of the signatures thereto. Any shareholder giving a written consent pursuant to this section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that such writing is received by the corporation prior to the effective date of the action.

ARTICLE 3. BOARD OF DIRECTORS

3.1.              General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

3.2.              Number, Tenure and Qualifications. The authorized number of directors shall be not less than one nor more than four. The current number of directors shall be within the limits specified above, as determined (or as amended from time-to-time) by resolution adopted by either the shareholders or the directors. Each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation or removal. In the event of their death or incapacitation, a Director will be represented by their attorney, as nominated by their next of kin, until the next election. However, if a director's term expires, the director shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need to be residents of Nevada or shareholders of the corporation.

3.3.              Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders (and only to the extent such annual meeting is, in fact, so held), for the purpose of appointing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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3.4.              Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the chairman of the board of directors. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

3.5.              Notice of Special Meetings. Notice of the date, time and place of any special director meeting shall be given at least two days previously thereto either orally or in writing. Oral notice shall be effective when communicated in a comprehensive manner. Written notice is effective as to each director at the earlier of: (a) when received; (b) three days after deposited in the United States mail, addressed to the director's address shown in the records of the corporation; or (c) two (2) days after sent via email to all directors; (d) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.6.                              Quorum and Voting.

3.6.(a) Quorum. A majority of the number of directors prescribed by resolution adopted pursuant to section 3.2 of these bylaws, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number.

3.6.(b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage.

3.6.(c) Presumption of Assent. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.7.              Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

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3.8.              Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

3.9.              Resignation. A director may resign at any time by giving a written notice of resignation to the corporation. Such a resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

3.10.            Removal. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal must be with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. In the event of a tied vote, the President has the casting vote. The President may not be removed without a 75% majority vote in favor.

3.11.            Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy. During such time if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders: (1) if one or more directors are elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors; and (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.12.           Compensation. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.13.            Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors. Those sections of this Article 3 which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members.

ARTICLE 4. OFFICERS

1.1.              Number. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors and an individual person may be voted to multiple offices by the Board. Such other officers and assistant officers as may be deemed necessary, including, but not limited to, a Chief Executive Officer, Chief Financial Officer, and any vice-presidents, may also be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

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1.2.              Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. The designation of a specified term does not grant to the officer any contract rights, and the board can remove the officer at any time prior to the termination of such term. If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4.3 of these bylaws. In the event of their death or incapacitation, an Officer will be represented by their attorney, as nominated by their next of kin, until the next election

1.3.              Removal. Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights. The removal must be with cause. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. In the event of a tied vote, the President or Chairman of the Board, has the casting vote. The President may not be removed without a 75% majority vote in favor.

1.4.             Resignation. Any officer may resign at any time, subject to any rights or obligationu nder any existing contracts between the officer and the corporation, by giving notice to the president or board of directors. An officer's resignation shall be effective when received by the corporation, unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

1.5.             Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the board of directors or these bylaws, except that in each event each officer shall exercise such powers and perform such duties as may be required by law:

4.5.(a) President. If a Chief Executive Officer has not been appointed by the board of directors, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. Unless there is a chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

4.5.(b) Vice-President. If appointed, the vice-president (or if there is more than one, each vice-president) shall assist the president and shall perform such duties as may be assigned to him or her by the president or by the board of directors. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president.)

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4.5.(c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records; (iv) when requested or required, authenticate any records of the corporation; (v) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (vi) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (vii) have general charge of the stock transfer books of the corporation; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

4.5.(d) Treasurer. If appointed, the treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (iii) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

4.6.              Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

ARTICLE 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES

5.1.              Indemnification of Directors and Officers. The corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5.1. (Such indemnification is further subject to the limitation specified in subsection 5.1(c).)

5.1.(a) Determination and Authorization. The corporation shall not indemnify a director or officer under this section unless:

(1)                 a determination has been made that the director or officer met the standard of conduct set forth in the subsections thereto; and

5.1.(b) Standard of Conduct. The individual shall demonstrate that:

(1)                 his or her conduct was in good faith; and

(2)                 he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests; and

(3)                 in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

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5.1.(c) No Indemnification in Certain Circumstances. The corporation shall not indemnify a director or officer under this Section 5.1 of Article 5:

(1)                in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

(2)                in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

5.1.(d) Indemnification in Derivative Actions Limited. Indemnification permitted under this section 5.1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.2.              Advance of Expenses for Directors and Officers. If a determination is made by the Board of Directors, then the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, if:

5.2.(a) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in section 5.1;

5.2.(b) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

5.2.(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of these bylaws or Part 9 of the Act.

5.3.              Indemnification of Agents and Employees Who Are Not Directors or Officers. The board of directors may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer of the corporation to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

5.4.              Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Act.

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ARTICLE 6. STOCK

6.1.              Issuance of Shares. The corporation may issue the number of shares of each class or series of capital stock authorized by the articles of incorporation. The issuance or sale by the corporation of any shares of its authorized capital stock of any class shall be made only upon authorization by the board of directors, unless otherwise provided by statute. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed (if such contracts are in writing), or other securities of the corporation. Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors.

6.2.              Certificates for Shares.

6.2.(a) Content. Shares may, but need not, be represented by certificates in such form as determined by the board of directors and stating on their face, at a minimum, the name of the corporation and that it is formed under the laws of the State of Nevada, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile) by any two officers of the corporation and may be sealed with a corporate seal or a facsimile thereof. If the certificates are signed by facsimile, such certificates must be countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. Each certificate for shares shall be consecutively numbered or otherwise identified.

6.2.(b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each cer- tificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

6.2.(c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

6.2.(d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

6.3.              Shares Without Certificates. The board of directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates under section 6.2 of these bylaws.

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6.4.              Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 7. MISCELLANEOUS

7.1.              Inspection of Records by Shareholders and Directors. A shareholder or director of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation required to be maintained by the corporation under the Act, if such person gives the corporation written notice of the demand at least sixty-five (65) business days before the date on which such a person wishes to inspect and copy. The scope of such inspection right shall be as provided under the Act.

7.2.              Corporate Seal. The board of directors may, at their discretion, provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal."

7.3.              Amendments. The corporation's board of directors may amend or repeal the corporation's bylaws at any time unless:

7.3.(a) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

7.3.(b) the shareholders, in adopting, amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw; or

7.3.(c) the bylaw either establishes, amends or deletes a greater shareholder quorum or voting requirement.

Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

7.4.              Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

[End of Bylaws]

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: NXGEN BRANDS, INC. Entity or Nevada Business Identification Number (NVID): NV20031491235 2. Effective date and time: For Certificate of Designation or Date: 07/14/2023 Time: 05:30 PM Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing: 4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing: Class A Preferred 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6.Resolution: (Certificate of Designation and Amendment to Designation only) By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required) X Joseph Lawanson Date: 07/14/2023 Signature of Officer FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation This form must be accompanied by appropriate fees. page1 of 1 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of Nevada Business Number C26111 - 2003 Filing Number 20233350080 Filed On 07/14/2023 11:56:41 AM Number of Pages 3

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DocuSign Envelope ID: 33A9FA2B - FDA3 - 4BE0 - 973A - DE6BF9D1513F FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: NxGen Brands Inc Entity or Nevada Business Identification Number (NVID): C26111 - 2003 2. Effective date and time: For Certificate of Designation or Date: 07/14/2023 Time: 5pm EST Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of stock: (Certificate of Designation only) The class or series of stock being designated within this filing: Class A Preferred 4. Information for amendment of class or series of stock: The original class or series of stock being amended within this filing: Class A Preferred 5 . Amendment of class or series of stock : Certificate of Amendment to Designation - Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. Certificate of Amendment to Designation - After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: Certificate of Designation and Amendment to Designation only) By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Class A Preferred 7. Withdrawal: Designation being No shares are being withdrawn Date of No shares are being withdrawn Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * No shares are being withdrawn 8. Signature: (Required) X Date: 07/14/2023 Signature of Officer * Attach additional page(s) if necessary This form must be accompanied by appropriate fees. Page 1 of 1 Revised: 12/15/2022 Filed in the Office of Secretary of State State Of Nevada Business Number C26111 - 2003 Filing Number 20233350080 Filed On 07/14/2023 11:56:41 AM Number of Pages 3

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Written Consent of the Board of Directors of NxGen Brands, Inc. Jul 14 2023 The undersigned, being the directors of NxGen Brands, Inc. a Nevada Corporation, hereby consent to the following actions: WHEREAS , the Board of Directors of the Corporation deems it advisable to change the certificate of designation for the Preference A Series stock to the following: Class A Preferred: Authorized 2,000,000, $0.0001 par value. Convertible to Common on a 1:1 basis Voting on a 500 votes per 1 share held basis Callable: At the discretion of the company at $0.01 per share RESOLVED that the Board of Directors of the Corporation deems it advisable to change the certificate of designation for the Preference A Series stock to the following: Class A Preferred: Authorized 2,000,000, $0.0001 par value. Convertible to Common on a 1:1 basis Voting on a 500 votes per 1 share held basis Callable: At the discretion of the company at $0.01 per share Be it APPROVED on this 14 th day of July 2023 7/14/2023 | 11:47 AM PDT Joseph Lawanson Director DocuSign Envelope ID: C5119AD8 - 2E76 - 448C - BAEE - CF1A088F401E

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111111111111 1111111111111111111111111111 •150103• BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (776) 684 - 6708 Website: www.nvsos.gov Certificate of Designation (PURSUANT TO NRS 78.1955) Filed in the office of Documen t Nu mb e r K. . 20180277800 - 25 Barbara K. Cegavske F ilin g Date and Time 06/20/2018 4:00 PM Secretary of Sta te S ta te of Nev ada En ti ty Number C26111 - 2003 USEBLACK INK ONLY·DONOT HIGHLIGHT ABOVE SPACE I S FOR OFFICE USE ONLY Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955) P I ; corporation : · - - _ · - · -- .... _ I O 1 N 0 TECHNOLOGY GROUP, INC . 2 . By resolution of the board of directors pursuant to a provision in the articles of incorporation th i s certificate establishes the following regarding the voting powers , designations, preferences, l i mitations, - r - e - s - tr - ic - t - io · ns an d , _ r e , . lativ e rights of the following class or series of - sto - ck - . --- - CLASS B PREFERRED, AUTHORIZED 5,000,000, PAR VALUE $0.001 1. NON - VOTING. 2. CONVERTIBLE TO COMMON SHARES, AFTER SHARES HAVE BEEN HELD FOR ONE YEAR INTO 5 SHARES OF COMMON STOCK FOR EVERY CLASS B PREFERRED SHARE HELD. 3. NON - REDEEMABLE, NON - CALLABLE. 4. ENTITLED TO DIVIDENDS PRIOR TO CONVERSION, ONCE CONVERTED THE SHAREHOLDER IS NOT ENTITLED TO DIVIDENDS. · · · · · 3.Effective date of filing: (optional) , 1 _ _ (must not be l ater than 90 days after the cert ifi cate is filed) 4 . Signature: (required) Signature of Officer Filing Fee: $175.00 IMPORTANT: Failure to include any of the above information and submit w i th the proper fees may cause this filing to be rejected . This form must be accompanied by appropriate fees. Nevada SeC4'etary of State Stock Oealgnation Revised : 1.5 - 15

14

AMENDED AND RESTATED BYLAWS OF NXGEN BRANDS, INC. a Nevada Corporation Adopted by Resolution dated July 26 th 2023

15

TABLE OF CONTENTS Page ARTICLE 1. OFFICES...................................................................................................................... ... .... 1 1. Business Offices ................................................................................................................... 1 2. Registered Office ................................................................................................................. 1 ARTICLE 2. SHAREHOLDERS................................................................................................................ 1 1. Annual Meeting ................................................................................................................... 1 2. Special Meetings.................................................................................................................. 1 3. Place of Meeting.................................................................................................................. 1 4. Notice of Meeting................................................................................................................ 1 2.4.(a) 2.4.(b) Content and Mailings Requirements .............................................................. 1 Effective Date................................................................................................... 1 2.4.(c) Effect of Adjournment ..................................................................................... 2 5. Waiver of Notice .................................................................................................................. 2 2.5.(a) Written Waiver ................................................................................................ 2 2.5.(b) Attendance at Meetings .................................................................................. 2 6. Record Date ......................................................................................................................... 2 2.6.(a) Fixing of Record Date....................................................................................... 2 2.6.(b) Effect of Adjournment ..................................................................................... 2 7. Shareholder List ................................................................................................................... 3 8. Shareholder Quorum and Voting Requirements................................................................ 3 2.8.(a) 2.8.(b) Quorum............................................................................................................ 3 Voting Groups .................................................................................................. 3 2.8.(c) Shareholder Action .......................................................................................... 3 9. Proxies...................................................................................................................... ... ......... 3 10. Voting of Shares................................................................................................................... 4 11. Meetings by Telecommunications ...................................................................................... 4 12. Action Without a Meeting................................................................................................... 4 2.12.(a) Written Consent .............................................................................................. 4 2.12.(b) 2.12.(c) 2.12.(d) Post - Consent Notice ........................................................................................ 4 Effective Date and Revocation of Consents .................................................... 4 Unanimous Consent for Election of Directors ................................................ 5 ARTICLE 3. BOARD OF DIRECTORS ..................................................................................................... 5 1. General Powers ................................................................................................................... 5 2. Number, Tenure and Qualifications.................................................................................... 5 3. Regular Meetings................................................................................................................. 5 4. Special Meetings.................................................................................................................. 5

16

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)	
	☐ Revival pursuant to 78.730 or 81.010: (check one) The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81. ☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation. ☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).
	☐ Revival pursuant to 80: The undersigned declare that the corporation desires to revive its qualification to do business and is, or has been, organized and carrying on the business authorized by its existing or original qualification and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 80. ☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the qualification. ☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued.
	☐ Revival pursuant to 82: The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 81 and 82. This certificate must be executed by the President or Vice President **AND** Secretary or Assistant Secretary. The undersigned declare that the execution and filing of this certificate has been approved unanimously by the last-appointed surviving directors of the corporation and the unanimous consent has been secured:

This form must be accompanied by appropriate fees.

page3 of 5
Revised: 1/1/2019

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate of Reinstatement/Revival

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A and 89

☑ Reinstatement ☐ Revival

6. Statement of Fact: (Revivals only, select one. Entities under NRS 84 cannot revive)	☐ Revival pursuant to 86.580: The undersigned declare that the limited-liability company desires to revive its charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 86. The undersigned declares that he has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of a majority of the members.
	☐ Revival pursuant to 86: The undersigned declare that the foreign limited-liability company desires to revive its registration and is, or has been, organized and carrying on the business authorized by its existing or original registration and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of NRS 86.5467. The undersigned declares that he/she has obtained approval by written consent of the majority in interest and that this consent was secured.
	☐ Revival pursuant to 87, 87A, 88 or 88A: The undersigned declare that the limited partnership, limited-liability partnership, limited-liability limited partnership or business trust desires to revive its certificate and is, or has been, organized and carrying on the business authorized by its existing or original certificate and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 87, 87A, 88 or 88A The undersigned declares that he/she has been designated or appointed by the general partners, managing partners or trustees to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the general partners or managing partners holding at least a majority of the voting powers.
	☐ Revival pursuant to 89: The undersigned declare that the professional association desires to revive its articles of association and is, or has been, organized and carrying on the business authorized by its existing or original articles of association and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapter 89. The undersigned declares that he/she has been designated or appointed by the members to sign this certificate. Furthermore, the execution and filing of this certificate has been approved and secured by the written consent of the holders of a membership interest in the professional association holding at least a majority of voting power.

7. Signatures: (Required)

I declare under the penalty of perjury that the reinstatement/revival has been authorized by a court of competent jurisdiction or by the duly selected manager or managers of the entity or if the entity has no managers, its managing members.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Signature	Title	Date
X Joseph Lawanson Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, or Authorized Signer	President	07/14/2023
X Joseph Lawanson Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, or	Secretary	07/14/2023

This form must be accompanied by appropriate fees.

page4 of 5
Revised: 1/1/2019

ARTICLE 1. OFFICES 1. Business Offices . The principal office of the corporation shall be located in such location as the board of directors may determine from time to time . The corporation may have such other offices, either within or without Nevada, as the board of directors may designate or as the business of the corporation may require from time to time . 2. Registered Office . The registered office of the corporation required to be kept by the Nevada Business Corporation Act (as it may be amended from time to time, the "Act") shall be located within the State of Nevada and may be, but need not be, identical with the principal office . The address of the registered office may be changed from time to time . ARTICLE 2. SHAREHOLDERS 1. Annual Meeting . The annual meeting of the shareholders shall be held on such date and such time as shall be designated from time to time by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting . The Directors have the right to defer annual meetings for where no ‘material business’ is on the agenda . If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day . 2. Special Meetings . Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or at the written request of the holders of not less than Seventy - Five percent ( 7 5% ) of all the votes entitled to be cast on any issue proposed to be considered at the meeting . 3. Place of Meeting . The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or any special meeting of the shareholders . If no designation is made by the directors, the place of meeting shall be the principal office of the Corporation . Meetings can be held virtually at the discretion of the board . 4. Notice of Meeting . 2 . 4 . ( a ) Cont e n t an d Mailin g s R e qui re m e nt s . Wr itt e n noti c e statin g th e dat e , ti m e an d plac e o f eac h annua l o r specia l shareholde r meetin g shal l b e delivere d n o fewe r tha n 5 no r m o r e tha n 3 0 d ay s b ef o r e t h e d at e o f t h e meet in g , e i t h e r p ers on a ll y o r b y ma il , b y o r a t t h e di rect io n o f th e president , th e boar d o f directors , o r othe r person s callin g th e meeting , t o eac h shar e hold e r of rec o r d e n t i t l e d t o v o t e a t su c h meet in g a n d t o a n y o t h e r sh are hold e r e n t i t l e d b y t h e Ac t o r t h e article s o f incorp orat io n t o rece i v e no t i c e o f t h e meet i ng . N o t i c e o f s p ec i a l s h are hold e r meet in gs shal l includ e a d e sc r iptio n o f th e pu r pos e o r pu r pos e s fo r whic h th e m ee tin g i s call e d .

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FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C26111-2003
Secretary of State State Of Nevada	Filing Number 20233348965
	Filed On 07/14/2023 07:37:51 AM
	Number of Pages 6

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information: Name of represented entity: Nxgen Brands, Inc.

Entity or Nevada Business Identification Number (NVID):
(for entities currently on file)

2. Registered Agent Acceptance: ☐ Registered Agent Acceptance

3. Information Being Changed: Statement of Change takes the following effect: (select only one)

- ☐ Appoints New Agent (complete section 5)
- ☐ Update Represented Entity Acting as Registered Agent (complete sections 5)
- ☐ Update Registered Agent Name (complete sections 4 & 5)
- ☐ Update Registered Agent Address (complete sections 4 & 5)

4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)

Name of Registered Agent OR Title of Office or Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Newly Appointed Registered Agent or Registered Agent Information After the Change:

☑ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below)

Registered Agents Inc

Name of Registered Agent OR Title of Office or Position within Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

6. Electronic Notification: (Optional) Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:

7. Certificate of Acceptance of Appointment of Registered Agent: (Required)

I hereby accept appointment as Registered Agent for the above named Entity.

X David Roberts

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

8. Signature of Represented Entity: (Required)

X

Authorized Signature On Behalf of the Entity Date

FEE: $60.00
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

3 2 . 6 . (b) Effect of Adjournment . When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting . 7. Shareholder List . After fixing a record date for a shareholders' meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting . The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder . The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof . The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held . 8. Shareholder Quorum and Voting Requirements . 2 . 8 . (a) Quorum . At any meeting of shareholders, a majority of the issued and outstanding shares of the corporation entitled to vote, either with Common and/or Preferred Series Shares, represented in person or in proxy, shall constitute a quorum . Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter . Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter . Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting . 2 . 8 . (b) Voting Groups . If the articles of incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group . If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately . Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter . 2 . 8 . (c) Shareholder Action . If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes . Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and, where

21

4 applicable, on a ‘fully diluted’ or ‘as converted’ basis of several classes of shares. 9. Proxies . At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his or her duly authorized attorney - in - fact . Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting . No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy . 10. Votin g o f Sha res . U nl e s s oth erw is e p rov id e d i n t h e art i c l e s o f in c o r po rat io n o r b y applicabl e law , eac h outstandin g share , regardles s o f class , i s entitle d t o on e vot e upo n eac h matter submitt e d t o a vot e a t a m ee tin g o f sha re hold er s . Ex ce p t a s p r o v id e d b y sp ec ifi c c ou r t o r d er , no sha re s o f th e co r po r atio n own e d , di re ctl y o r indi re ctl y , b y a s e con d co r p o rat ion , do me s t i c o r fo re i g n , shal l b e vot e d a t an y m ee tin g o r count e d i n d e t er minin g th e tota l numb e r o f outstandin g sha re s at an y give n t i m e fo r pu r pos e s o f a n y meet in g i f a ma jo r i t y o f t h e sh are s e n t i t l e d t o v o t e fo r t h e e l ect ion o f di rec to r s o f su c h s ec on d c o r po r atio n a r e h e l d b y th e c o r po r ation . Th e p r io r s e n tenc e shal l not li m i t t h e po we r o f t h e c o r po rat io n t o v o t e a n y sh are s , in c ludin g it s o w n sha re s , h e l d b y i t i n a fiducia r y capacit y . 11. Meetings by Telecommunications . Any or all shareholders may participate in an annual or special meeting by, or conduct the meeting through the use of, any means of com - munication by which all shareholders participating may hear each other during the meeting . A shareholder participating in a meeting by this means is deemed to be present in person at the meeting . 12. Action Without a Meeting . 2 . 12 . (a) Written Consent . Any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted . Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document . 2 . 12 . (b) Post - Consent Notice . Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by such approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those sharehold - ers not entitled to vote and to whom the Act requires that notice of the proposed action be given . Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to

22

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C26111-2003
Barbara K. Cegavske	Filing Number 20180150127-87
Secretary of State State Of Nevada	Filed On 03/30/2018
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PYRAMIDION TECHNOLOGY GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The Company has approved by Directors and Shareholders resolution on March 21, 2018, having received approximately 88% of shareholders vote to increase the Authorized Capital of Common Stock from 25,000,000 authorized shares of common stock par value $0.001 to 75,000,000 authorized shares of common stock par value $0.001.

There is no change in the authorized capital of all classes of preferred shares and shall remain unchanged.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Carlos Hurtado

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

6 4. Special Meetings . Special meetings of the board of directors may be called by or at the request of the president or the chairman of the board of directors . The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors . 5. Notice of Special Meetings . Notice of the date, time and place of any special director meeting shall be given at least two days previously thereto either orally or in writing . Oral notice shall be effective when communicated in a comprehensive manner . Written notice is effective as to each director at the earlier of : (a) when received ; (b) three days after deposited in the United States mail, addressed to the director's address shown in the records of the corporation ; or (c) two (2) days after sent via email to all directors ; (d) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director . Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice . Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice . A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting . Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting . 6. Quorum and Voting . 3 . 6 . (a) Quorum . A majority of the number of directors prescribed by resolution adopted pursuant to section 3 . 2 of these bylaws, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number . 3 . 6 . ( b ) Votin g . Th e a c t o f th e m ajo r it y o f th e di rec to r s p re s e n t a t a mee tin g a t w hi c h a quoru m i s presen t whe n th e vot e i s take n shal l b e th e ac t o f th e boar d o f director s unles s the article s o f incorporatio n requir e a greate r percentage . 3 . 6 . (c) Presumption of Assent . A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless : (1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting ; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting ; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the

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7 corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken. 7. Meetings by Telecommunications . Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting . A director participating in a meeting by this means is deemed to be present in person at the meeting . 8. Action Without a Meeting . Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing . Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date . A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document . 9. Resignation . A director may resign at any time by giving a written notice of resignation to the corporation . Such a resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective . 10. Removal . Th e sha re hold er s m a y rem o v e on e o r m o r e di rec to r s a t a mee tin g c all e d fo r tha t pu r pos e i f notic e ha s b ee n g i ve n tha t a pu r pos e o f th e m ee tin g i s suc h r e m o va l . Th e rem o val m us t b e w it h c aus e . I f a directo r i s e lecte d b y a votin g grou p o f shareholders , onl y th e shareholders o f tha t v otin g gr ou p m a y pa r ti c ipat e i n th e v ot e t o rem o v e tha t di rec to r . A di rec to r m a y b e rem o ve d onl y i f th e nu m b e r o f v ot e s c as t t o remov e hi m o r he r exc e ed s th e numb e r o f vot e s cas t no t to remov e hi m o r her . I n th e even t o f a tie d vote , th e Presid e n t ha s th e castin g vote . Th e President ma y no t b e r e move d with out a 7 5 % majorit y vot e i n favor . 11. Va c an c i e s . U nl e s s th e a r ti c l e s o f in c o r po r a tio n p r o v id e oth erw is e , i f a v a c an c y o cc u r s o n th e boa r d o f di rec to r s , in c ludin g a v a c an c y re sultin g f r o m a n in cre as e i n th e nu m b e r o f di rec to r s, th e sharehold e r s o r th e boar d o f director s ma y fil l th e vacancy . Durin g su c h t i m e i f th e directors rema inin g i n offi c e c ons t i t u t e f ewe r t h a n a quo r u m o f t h e bo ar d , t h e y m a y fil l t h e vaca n c y b y t h e affirmativ e vot e o f a majorit y o f al l th e dir e ctor s r e mainin g i n office . I f th e vacan t offic e w a s h e l d by a directo r el e cte d b y a v o tin g grou p o f sharehold e rs : (1) i f on e o r mor e dir e ctor s ar e elect e d b y the sam e votin g g r oup , onl y suc h di re cto r s a r e e ntitl e d t o vot e t o fil l th e vacanc y i f i t i s fill e d b y the di rec to r s ; an d (2) onl y th e hol der s o f sh are s o f t h a t v o t in g gr ou p ar e e n t i tle d t o vot e t o fil l the vaca n c y i f i t i s fill e d b y t h e s h are hold ers . A vaca n c y t h a t w il l o cc u r a t a s p ec ifi c l ate r d at e (b y reas o n o f a re si g natio n e ff ec ti v e a t a lat e r dat e ) m a y b e fill e d b e fo r e th e v a c an c y o cc u r s , bu t th e n e w di rec to r m a y no t ta k e off ic e un t i l t h e vaca n c y o cc u rs .

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8 12. Compensation . By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both . No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor . 13. Committees . The board of directors may create one or more committees and appoint members of the board of directors to serve on them . Each committee must have two or more members, who serve at the pleasure of the board of directors . Those sections of this Article 3 which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the board of directors, apply to committees and their members . ARTICLE 4. OFFICERS 1. Number . The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors and an individual person may be voted to multiple offices by the Board . Such other officers and assistant officers as may be deemed necessary, including, but not limited to, a Chief Executive Officer, Chief Financial Officer, and any vice - presidents, may also be appointed by the board of directors . If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers . The same individual may simultaneously hold more than one office in the corporation . 2. Appointment and Term of Office . The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors . The designation of a specified term does not grant to the officer any contract rights, and the board can remove the officer at any time prior to the termination of such term . If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4 . 3 of these bylaws . In the event of their death or incapacitation, an Officer will be represented by their attorney, as nominated by their next of kin, until the next election 3. Removal . A n y offi ce r o r a ge n t m a y b e rem o ve d b y th e boa r d o f di rec to r s a t an y ti me , w i t h o r w ithou t c aus e . Su c h rem o v a l shal l b e w ithou t p re judi c e t o th e c ont r a c t r i g hts , i f an y , o f the p er so n s o rem o ve d . A ppoint me n t o f a n offi ce r o r a ge n t shal l no t o f its e l f cre at e c ont r a c t r i g hts . The rem o va l mus t b e w it h c aus e . A di rect o r ma y b e rem o v e d onl y i f th e nu m b e r o f v ot e s c as t t o rem o v e hi m o r h e r e x cee d s th e nu m b e r o f v ot e s c as t no t t o rem o v e hi m o r h e r . I n th e eve n t o f a ti e d v ot e , th e Pr e siden t o r Chairma n o f th e Board , ha s th e castin g vote . Th e Presid e n t ma y no t b e remove d with out a 7 5 % majorit y vot e i n favor . 4. Resignation . Any officer may resign at any time, subject to any rights or obligation

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9 und e r an y e xistin g c ont r a c t s b e t wee n th e offi ce r an d th e c o r po r ation , b y g i v in g no t i c e t o t he p re sid e n t o r boa r d o f di rec to r s . A n offi cer' s res i g n at io n sh a l l b e e ff ect i v e w h e n rece i ve d b y t he c o r po rat ion , unl es s t h e no t i c e s p ec i f i e s a l ate r effect i v e d ate , a n d t h e acce p ta n c e o f s u c h re si g n at io n shal l no t b e n e c e ssa r y t o mak e i t effective . 4 . 5 . Authority and Duties of Officers . The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the board of directors or these bylaws, except that in each event each officer shall exercise such powers and perform such duties as may be required by law : 4 . 5 . (a) President . If a Chief Executive Officer has not been appointed by the board of directors, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation . Unless there is a chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors . The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed . In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time . 4 . 5 . (b) Vice - President . If appointed, the vice - president (or if there is more than one, each vice - president) shall assist the president and shall perform such duties as may be assigned to him or her by the president or by the board of directors . If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice - president (or in the event there is more than one vice - president, the vice - presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president . (If there is no vice - president, then the treasurer shall perform such duties of the president . ) 4 . 5 . (c) Secretary . The secretary shall : (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board in one or more books provided for that purpose ; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law ; (iii) be custodian of the corporate records ; (iv) when requested or required, authenticate any records of the corporation ; (v) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder ; (vi) sign with the president, or a vice - president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors ; (vii) have

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10 general charge of the stock transfer books of the corporation ; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors . Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary . 4 . 5 . (d) Treasurer . If appointed, the treasurer shall : (i) have charge and custody of and be responsible for all funds and securities of the corporation ; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors ; and (iii) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors . If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine . Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer . 4 . 6 . Salaries . The salaries of the officers shall be fixed from time to time by the board of directors . ARTICLE 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES 5 . 1 . Indemnification of Directors and Officers . The corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5 . 1 . (Such indemnification is further subject to the limitation specified in subsection 5 . 1 (c) . ) 5 . 1 . (a) Determination and Authorization . The corporation shall not indemnify a director or officer under this section unless : (1) a determination has been made that the director or officer met the standard of conduct set forth in the subsections thereto; and 5.1.(b) Standard of Conduct . The individual shall demonstrate that: (1) his or her conduct was in good faith; and

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11 (2) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests ; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful . 5 . 1 . (c) No Indemnification in Certain Circumstances . The corporation shall not indemnify a director or officer under this Section 5 . 1 of Article 5 : (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation ; or (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit . 5 . 1 . (d) Indemnification in Derivative Actions Limited . Indemnification permitted under this section 5 . 1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding . 2. Advance of Expenses for Directors and Officers . If a determination is made by the Board of Directors, then the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, if : 5 . 2 . (a) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in section 5 . 1 ; 5 . 2 . (b) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct ; and 5 . 2 . (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5 . 1 of these bylaws or Part 9 of the Act . 3. Indemnification of Agents and Employees Who Are Not Directors or Officers . The board of directors may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer of the corporation to any extent consistent with public

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12 policy, as determined by the general or specific actions of the board of directors. 5 . 4 . Insurance . By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Act . ARTICLE 6. STOCK 1. Issuance of Shares . The corporation may issue the number of shares of each class or series of capital stock authorized by the articles of incorporation . The issuance or sale by the corporation of any shares of its authorized capital stock of any class shall be made only upon authorization by the board of directors, unless otherwise provided by statute . The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed (if such contracts are in writing), or other securities of the corporation . Shares shall be issued for such consideration as shall be fixed from time to time by the board of directors . 2. Certificates for Shares . 6 . 2 . (a) Content . Shares may, but need not, be represented by certificates in such form as determined by the board of directors and stating on their face, at a minimum, the name of the corporation and that it is formed under the laws of the State of Nevada, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents . Such certificates shall be signed (either manually or by facsimile) by any two officers of the corporation and may be sealed with a corporate seal or a facsimile thereof . If the certificates are signed by facsimile, such certificates must be countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation . Each certificate for shares shall be consecutively numbered or otherwise identified . 6 . 2 . (b) Legend as to Class or Series . If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate . Alternatively, each cer - tificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge .

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13 6 . 2 . (c) Shareholder List . The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation . 6 . 2 . (d) Transferring Shares . All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe . 3. Sh are s W i t hou t C ert ifi cate s . Th e boa r d o f di rec to r s m a y autho r iz e th e issuan c e of som e o r al l o f th e sha re s o f an y o r al l o f it s class e s o r s er i e s withou t c er tif i cates . W i t hi n a reas on a bl e tim e afte r th e issu a n c e o r tra nsf e r o f sh are s w i t hou t cert ifi cate s , t h e c o r po rat io n sh a l l s e n d t he sha re hold e r a w r itt e n stat e m e n t o f th e info r matio n re qui re d o n c er tificat e s und e r s e ctio n 6 . 2 of thes e bylaws . 4. Registration of the Transfer of Shares . Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation . In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective . Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes . ARTICLE 7. MISCELLANEOUS 1. Inspection of Records by Shareholders and Directors . A shareholder or director of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation required to be maintained by the corporation under the Act, if such person gives the corporation written notice of the demand at least sixty - five (65) business days before the date on which such a person wishes to inspect and copy . The scope of such inspection right shall be as provided under the Act . 2. Corporate Seal . The board of directors may, at their discretion, provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal . " 3. Amendments . The corporation's board of directors may amend or repeal the corporation's bylaws at any time unless :

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14 7.3.(a) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or 7.3.(b) the shareholders, in adopting, amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw; or 7.3.(c) the bylaw either establishes, amends or deletes a greater shareholder quorum or voting requirement. Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater . 7.4. Fiscal Year . The fiscal year of the corporation shall be established by the board of directors. [End of Bylaws]

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